Exhibit 99.1

GAP INC. REPORTS SECOND QUARTER RESULTS

Company Updates its Fiscal Year 2016 Outlook

SAN FRANCISCO - August 18, 2016 - Gap Inc. (NYSE: GPS) today announced second quarter fiscal year 2016 diluted earnings per share were $0.31 on a reported basis. Excluding the impact associated with its previously announced restructuring plans, which was approximately $0.29, the company’s adjusted diluted earnings per share, a non-GAAP financial measure, were $0.60 for the second quarter of fiscal year 2016.

The company noted that foreign currency fluctuations negatively impacted earnings per share for the second quarter of fiscal year 2016 by an estimated $0.05, or about 8 percentage points of earnings per share growth on an adjusted basis. The company also noted that adjusted diluted earnings per share for the second quarter of fiscal year 2016 were up slightly when compared to the same period last year when excluding the impact of restructuring costs for both periods, as well as the impact of foreign currency fluctuations for the second quarter of fiscal year 2016. Please see the reconciliation of adjusted diluted earnings per share, a non-GAAP financial measure, from the GAAP financial measure in the table at the end of this press release.

“During the quarter, we took critical steps to execute our restructuring plans and to build a more efficient global brand model with greater potential for growth,” said Art Peck, chief executive officer, Gap Inc.
“While I remain unsatisfied with the pace of improvement across the business, I am encouraged by the underlying signs of progress in Q2, as demonstrated by healthier merchandise margins. Our management teams share my urgency to create fundamental change that will drive long-term performance.”

Second Quarter 2016 Comparable Sales Results
Gap Inc.’s comparable sales for the second quarter of fiscal year 2016 were down 2 percent versus a 2 percent decrease last year. Comparable sales by global brand for the second quarter were as follows:

•	Gap Global: negative 3 percent versus negative 6 percent last year

•	Banana Republic Global: negative 9 percent versus negative 4 percent last year

•	Old Navy Global: flat versus positive 3 percent last year

Net Sales Results
Net sales for the second quarter of fiscal year 2016 were $3.85 billion compared with $3.90 billion for the second quarter of fiscal year 2015.

The following table details the company’s second quarter fiscal year 2016 net sales:

($ in millions)	Gap Global	Old Navy Global	Banana Republic Global	Other (2)	Total	Percentage of Net Sales
Quarter Ended July 30, 2016
U.S. (1)	$749	$1,500	$523	$200	$2,972	77%
Canada	92	129	57	—	278	7%
Europe	159	—	17	—	176	5%
Asia	280	66	29	—	375	10%
Other regions	33	10	7	—	50	1%
Total	$1,313	$1,705	$633	$200	$3,851	100%
($ in millions)	Gap Global	Old Navy Global	Banana Republic Global	Other (2)	Total	Percentage of Net Sales
Quarter Ended August 1, 2015
U.S. (1)	$795	$1,500	$563	$177	$3,035	78%
Canada	88	124	59	1	272	7%
Europe	176	—	20	—	196	5%
Asia	270	49	27	—	346	9%
Other regions	39	2	8	—	49	1%
Total	$1,368	$1,675	$677	$178	$3,898	100%

(1)	U.S. includes the United States, Puerto Rico, and Guam.

(2)	Includes Athleta and Intermix.

Additional Second Quarter Results and 2016 Outlook

Full Year Earnings per Share Guidance and Operating Margin
The company updated its reported diluted earnings per share guidance for fiscal year 2016 to be in the range of $1.37 to $1.47. Excluding the negative impact of restructuring costs, which is expected to be approximately $0.45 to $0.50, the company expects its adjusted diluted earnings per share to be in the range of $1.87 to $1.92. Please see the reconciliation of adjusted diluted earnings per share, a non-GAAP financial measure, from the GAAP financial measure in the table at the end of this press release.

Excluding restructuring costs, the company now expects its adjusted operating margin to be about 8.5 percent in fiscal year 2016.

Operating Expenses
Second quarter fiscal year 2016 reported operating expenses were $1.16 billion compared with $1.09 billion for the second quarter last year. Excluding restructuring costs for the second quarters of fiscal years 2016 and 2015, second quarter fiscal year 2016 operating expenses were about flat versus last year.

Marketing expenses for the second quarter of fiscal year 2016 were $131 million, or about flat versus the second quarter of last year.

Effective Tax Rate
The effective tax rate was 52.5 percent for the second quarter of fiscal year 2016. The second quarter effective tax rate reflects the impact of certain non-cash tax expenses related to foreign restructuring costs, which resulted in an increase to the effective tax rate of approximately 10 percentage points.

The company now expects its reported fiscal year 2016 effective tax rate to be about 44 percent. Excluding the tax impacts of the restructuring costs, the company expects its adjusted fiscal year 2016 effective tax rate to be about 40 percent.

Inventory
Total inventory dollars were down about 3 percent at the end of the second quarter of fiscal year 2016, in-line with the company’s previous guidance. At the end of the third quarter of fiscal year 2016, the company expects total inventory dollars to be down in the low single digits year-over-year.

Cash and Cash Equivalents
The company ended the second quarter of fiscal year 2016 with $1.7 billion in cash and cash equivalents. Year-to-date free cash flow, defined as net cash provided by operating activities less purchases of property and equipment, was an inflow of $464 million. Please see the reconciliation of free cash flow, a non-GAAP financial measure, from the GAAP financial measure in the tables at the end of this press release.

Cash Distribution
The company paid a dividend of $0.23 per share during the second quarter of fiscal year 2016. In addition, on August 11, 2016, the company announced that its board of directors authorized a third quarter dividend of $0.23 per share. The company ended the quarter with 398 million shares outstanding.

Capital Expenditures
Fiscal year-to-date 2016 capital expenditures were $270 million. For fiscal year 2016, the company continues to expect capital spending to be approximately $525 million.

Depreciation and Amortization
The company continues to expect depreciation and amortization expense, net of amortization of lease incentives, to be about $550 million for fiscal year 2016.

Real Estate
The company ended the second quarter of fiscal year 2016 with 3,730 store locations in 52 countries, of which 3,273 were company-operated.

During the second quarter of fiscal year 2016, the company opened 19 and closed 22 company-operated stores. Square footage of company-operated stores was down about 1 percent compared with the second quarter of fiscal year 2015.

Gap Inc. continues to expect net closures of about 50 company-operated stores in fiscal year 2016. Additionally, the company continues to expect square footage to be down about 2 percent for fiscal year 2016 when compared with fiscal year 2015.

Store count, openings, closings, and square footage for our stores are as follows:

	13 Weeks Ended July 30, 2016
	Store Locations Beginning of Q2	Store Locations Opened	Store Locations Closed	Store Locations End of Q2	Square Feet (millions)

Gap North America	862	3	9	856	8.9
Gap Asia	312	4	2	314	3.1
Gap Europe	173	—	6	167	1.4
Old Navy North America	1,029	6	3	1,032	17.4
Old Navy Asia	69	—	—	69	1.0
Banana Republic North America	607	2	—	609	5.1
Banana Republic Asia	51	—	1	50	0.2
Banana Republic Europe	10	—	—	10	0.1
Athleta North America	122	4	—	126	0.5
Intermix North America	41	—	1	40	0.1
Company-operated stores total	3,276	19	22	3,273	37.8
Franchise	451	14	8	457	N/A
Total	3,727	33	30	3,730	37.8

Webcast and Conference Call Information
Jack Calandra, senior vice president of Corporate Finance and Investor Relations at Gap Inc., will host a summary of the company’s second quarter fiscal year 2016 results during a conference call and webcast from approximately 1:30 p.m. to 2:15 p.m. Pacific Time today. Mr. Calandra will be joined by Art Peck, Gap Inc. chief executive officer, and Sabrina Simmons, Gap Inc. chief financial officer.

The conference call can be accessed by calling 1-855-5000-GPS or 1-855-500-0477 (participant passcode: 7405599). International callers may dial 913-643-0954. The webcast can be accessed at www.gapinc.com.

August Sales
The company will report August sales at 1:15pm Pacific Time on September 1, 2016.

Forward-Looking Statements
This press release and related conference call and webcast contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

•	earnings per share for fiscal 2016;

•	operating margin for fiscal 2016;

•	tax rate for fiscal 2016;

•	total inventory dollars at the end of the third quarter of fiscal 2016;

•	repayment of the term loan in fiscal 2016;

•	capital expenditures for fiscal 2016;

•	depreciation and amortization expense for fiscal year 2016;

•	store closings in fiscal year 2016; and

•	square footage for fiscal 2016.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the risk that additional information may arise during the company’s close process or as a result of subsequent events that would require the company to make adjustments to the financial information;

•	the risk that the adoption of new accounting pronouncements will impact future results;

•	the risk that we or our franchisees will be unsuccessful in gauging apparel trends and changing consumer preferences;

•	the risk that changes in global economic conditions or consumer spending patterns could adversely impact our results of operations;

•	the highly competitive nature of our business in the United States and internationally;

•	the risk that if we are unable to manage our inventory effectively, our gross margins will be adversely affected;

•	the risk that the failure to attract and retain key personnel, or effectively manage succession, could have an adverse impact on our results of operations;

•
the risk that we are subject to data or other security breaches that may result in increased costs, violations of law, significant legal and financial exposure, and a loss of confidence in our security measures, which could have an adverse effect on our results of operations and our reputation;

•	the risks to our efforts to expand internationally, including our ability to operate under a global brand structure and operating in regions where we have less experience;

•	the risk that foreign currency exchange rate fluctuations could adversely impact our financial results;

•	the risks to our business, including our costs and supply chain, associated with global sourcing and manufacturing;

•	the risks to our reputation or operations associated with importing merchandise from foreign countries, including failure of our vendors to adhere to our Code of Vendor Conduct;

•	the risk that trade matters could increase the cost or reduce the supply of apparel available to us and adversely affect our business, financial condition, and results of operations;

•	the risk that our franchisees’ operation of franchise stores is not directly within our control and could impair the value of our brands;

•
the risk that we or our franchisees will be unsuccessful in identifying, negotiating, and securing new store locations and renewing, modifying, or terminating leases for existing store locations effectively;

•	the risk that our investments in omni-channel shopping initiatives may not deliver the results we anticipate;

•	the risk that comparable sales and margins will experience fluctuations;

•	the risk that changes in our credit profile or deterioration in market conditions may limit our access to the capital markets and adversely impact our financial results or our business initiatives;

•	the risk that updates or changes to our information technology systems may disrupt our operations;

•	the risk that failure to maintain, enhance and protect our brand image could have an adverse effect on our results of operations;

•
the risk that natural disasters, public health crises, political crises, or other catastrophic events could adversely affect our operations and financial results, or those of our franchisees or vendors;

•	the risk that changes in the regulatory or administrative landscape could adversely affect our financial condition, strategies, and results of operations;

•	the risk that we do not repurchase some or all of the shares we anticipate purchasing pursuant to our repurchase program; and

•	the risk that we will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of August 18, 2016. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Gap, Banana Republic, Old Navy, Athleta, and Intermix brands. Fiscal year 2015 net sales were $15.8 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through about 3,300 company-operated stores, about 450 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
Jack Calandra
(415) 427-1726
Investor_relations@gap.com

Media Relations Contact:
Jennifer Poppers
(415) 427-1729
Press@gap.com

The Gap, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

($ in millions)	July 30, 2016	August 1, 2015
ASSETS
Current assets:
Cash and cash equivalents	$1,681	$1,043
Merchandise inventory	1,951	2,005
Other current assets	669	899
Total current assets	4,301	3,947
Property and equipment, net	2,755	2,740
Other long-term assets	681	600
Total assets	$7,737	$7,287

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of debt	$424	$20
Accounts payable	1,224	1,206
Accrued expenses and other current liabilities	1,063	954
Income taxes payable	70	4
Total current liabilities	2,781	2,184
Long-term liabilities:
Long-term debt	1,321	1,328
Lease incentives and other long-term liabilities	1,076	1,104
Total long-term liabilities	2,397	2,432
Total stockholders' equity	2,559	2,671
Total liabilities and stockholders' equity	$7,737	$7,287

The Gap, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	13 Weeks Ended		26 Weeks Ended
($ and shares in millions except per share amounts)	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015
Net sales	$3,851	$3,898	$7,289	$7,555
Cost of goods sold and occupancy expenses	2,414	2,440	4,643	4,715
Gross profit	1,437	1,458	2,646	2,840
Operating expenses	1,158	1,089	2,145	2,085
Operating income	279	369	501	755
Interest, net	16	16	34	20
Income before income taxes	263	353	467	735
Income taxes	138	134	215	277
Net income	$125	$219	$252	$458
Weighted-average number of shares - basic	398	417	398	419
Weighted-average number of shares - diluted	399	418	399	421
Earnings per share - basic	$0.31	$0.53	$0.63	$1.09
Earnings per share - diluted	$0.31	$0.52	$0.63	$1.09

The Gap, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	26 Weeks Ended
($ in millions)	July 30, 2016	August 1, 2015
Cash flows from operating activities:
Net income	$252	$458
Depreciation and amortization (a)	272	263
Change in merchandise inventory	(52)	(124)
Other, net	262	45
Net cash provided by operating activities	734	642
Cash flows from investing activities:
Purchases of property and equipment	(270)	(301)
Other	(1)	(1)
Net cash used for investing activities	(271)	(302)
Cash flows from financing activities:
Proceeds from issuances under share-based compensation plans	16	53
Withholding tax payments related to vesting of stock units	(17)	(68)
Repurchases of common stock	—	(622)
Excess tax benefit from exercise of stock options and vesting of stock units	1	24
Cash dividends paid	(183)	(192)
Other	23	(1)
Net cash used for financing activities	(160)	(806)
Effect of foreign exchange rate fluctuations on cash and cash equivalents	8	(6)
Net increase (decrease) in cash and cash equivalents	311	(472)
Cash and cash equivalents at beginning of period	1,370	1,515
Cash and cash equivalents at end of period	$1,681	$1,043
(a) Depreciation and amortization is net of amortization of lease incentives.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

FREE CASH FLOW

Free cash flow is a non-GAAP financial measure. We believe free cash flow is an important metric because it represents a measure of how much cash a company has available for discretionary and non-discretionary items after the deduction of capital expenditures, as we require regular capital expenditures to build and maintain stores and purchase new equipment to improve our business. We use this metric internally, as we believe our sustained ability to generate free cash flow is an important driver of value creation. However, this non-GAAP financial measure is not intended to supersede or replace our GAAP results.

	26 Weeks Ended
($ in millions)	July 30, 2016	August 1, 2015
Net cash provided by operating activities	$734	$642
Less: Purchases of property and equipment	(270)	(301)
Free cash flow	$464	$341

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

ADJUSTED INCOME STATEMENT METRICS

The following adjusted income statement metrics are non-GAAP financial measures. These measures are provided to enhance visibility into the company's underlying results for the period excluding the impact of costs related to fiscal year 2016 restructuring activities and fiscal year 2015 strategic actions. However, these non-GAAP financial measures are not intended to supersede or replace the GAAP measures.

($ in millions)	Gross Profit	Gross Margin	Operating Expenses	Operating Expenses as a % of Net Sales	Operating Income	Operating Income as a % of Net Sales
13 Weeks Ended July 30, 2016
GAAP metrics, as reported	$1,437	37.3%	$1,158	30.1%	$279	7.2%
Adjustments for impact of fiscal year 2016 restructuring costs (a)	15	0.4%	(135)	(3.5)%	150	3.9%
Non-GAAP metrics	$1,452	37.7%	$1,023	26.6%	$429	11.1%

($ in millions)	Gross Profit	Gross Margin	Operating Expenses	Operating Expenses as a % of Net Sales	Operating Income	Operating Income as a % of Net Sales
13 Weeks Ended August 1, 2015
GAAP metrics, as reported	$1,458	37.4%	$1,089	27.9%	$369	9.5%
Adjustments for impact of fiscal year 2015 strategic actions (b)	12	0.3%	(71)	(1.8)%	83	2.1%
Non-GAAP metrics	$1,470	37.7%	$1,018	26.1%	$452	11.6%
__________
(a) Represents the restructuring costs related to fiscal year 2016 store closures and streamlining the company's operations incurred in the second quarter of fiscal year 2016 and impact on percentage of net sales. The costs primarily include lease termination fees, store asset impairments, and employee related costs.

(b) Represents the costs associated with the fiscal year 2015 strategic actions primarily related to Gap brand incurred in the second quarter of fiscal year 2015 and impact on percentage of net sales. The costs primarily include inventory impairment, lease termination fees, store asset impairments, and employee related costs.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

ADJUSTED NET INCOME FOR THE SECOND QUARTER OF FISCAL YEARS 2016 AND 2015

Adjusted net income is a non-GAAP financial measure. Adjusted net income for the second quarter of fiscal years 2016 and 2015 is provided to enhance visibility into the company's underlying results for the period excluding the impact of costs related to fiscal year 2016 restructuring activities and fiscal year 2015 strategic actions. However, this non-GAAP financial measure is not intended to supersede or replace the GAAP measure.

	13 Weeks Ended
($ in millions)	July 30, 2016	August 1, 2015
Net income, as reported	$125	$219
Add: Fiscal year 2016 restructuring costs (a)	150	—
Add: Fiscal year 2015 strategic actions (b)	—	83
Less: Tax benefit (c)	(63)	(32)
Add: Incremental tax expenses related to fiscal year 2016 restructuring costs (d)	26	—
Adjusted net income	$238	$270
__________
(a) Represents the restructuring costs incurred related to fiscal year 2016 store closures and streamlining the company's operations, and primarily include lease termination fees, store asset impairments, and employee related costs.

(b) Represents the costs associated with the fiscal year 2015 strategic actions primarily related to Gap brand, and primarily include inventory impairment, lease termination fees, store asset impairments, and employee related costs.

(c) The amount of tax benefit associated with the fiscal year 2016 restructuring costs is calculated using the adjusted effective tax rate. The amount of tax benefit associated with the fiscal year 2015 strategic actions is calculated using the reported effective tax rate.

(d) Represents the incremental tax expenses related to fiscal year 2016 restructuring costs.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

ADJUSTED EARNINGS PER SHARE FOR THE SECOND QUARTER OF FISCAL YEARS 2016 AND 2015

Adjusted diluted earnings per share is a non-GAAP financial measure. Adjusted diluted earnings per share for the second quarter of fiscal years 2016 and 2015 are provided to enhance visibility into the company's underlying results for the period excluding the impact of costs related to fiscal year 2016 restructuring activities and fiscal year 2015 strategic actions, as well as the impact from foreign currency exchange rate fluctuations. We believe this measure provides a more comparable measure of year-over-year earnings per share growth. However, this non-GAAP financial measure is not intended to supersede or replace the GAAP measure.

	13 Weeks Ended
	July 30, 2016	August 1, 2015
Earnings per share - diluted	$0.31	$0.52
Add: Impact of fiscal year 2016 restructuring costs (a)	0.22	—
Add: Impact of incremental tax expenses related to fiscal year 2016 restructuring costs (b)	0.07	—
Add: Impact of fiscal year 2015 strategic actions (c)	—	0.12
Diluted earnings per share adjusted for certain costs	$0.60	$0.64
Add: Estimated impact from foreign exchange (d)	0.05
Diluted earnings per share adjusted for certain costs and foreign exchange	$0.65

Earnings per share decline adjusted for certain costs	(6)%
Earnings per share growth adjusted for certain costs and foreign exchange	2%
Foreign exchange impact on adjusted earnings per share growth	8%
__________
(a) Represents the earnings per share impact of restructuring costs incurred related to fiscal year 2016 store closures and streamlining the company's operations, calculated net of tax at adjusted effective tax rate. The costs primarily include lease termination fees, store asset impairments, and employee related costs.

(b) Represents the earnings per share impact of incremental tax expenses related to fiscal year 2016 restructuring costs.

(c) Represents the earnings per share impact of costs associated with the fiscal year 2015 strategic actions primarily related to Gap brand, calculated net of tax at reported effective tax rate. The costs primarily include inventory impairment, lease termination fees, store asset impairments, and employee related costs.

(d) In estimating the earnings per share impact from foreign currency exchange rate fluctuations, the company estimates current gross margins using the appropriate prior year rates (including the impact of merchandise-related hedges), translates current period adjusted foreign earnings at prior year rates, and excludes the year-over-year earnings impact of balance sheet remeasurement and gains or losses from non-merchandise-related foreign currency hedges.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

EXPECTED ADJUSTED EARNINGS PER SHARE FOR FISCAL YEAR 2016

Expected adjusted diluted earnings per share is a non-GAAP financial measure. Expected adjusted diluted earnings per share for fiscal year 2016 is provided to enhance visibility into the company's expected underlying results for the period excluding the impact of restructuring costs. However, this non-GAAP financial measure is not intended to supersede or replace the GAAP measure.

	52 Weeks Ending January 28, 2017
	Low End	High End
Expected earnings per share - diluted	$1.37	$1.47
Add: Estimated impact of restructuring costs (a)	0.50	0.45
Expected adjusted earnings per share - diluted	$1.87	$1.92
__________
(a) Represents the estimated earnings per share impact of restructuring costs related to fiscal year 2016 store closures, streamlining the company's operations, and certain incremental tax expenses.